Exhibit 5.1

Watson, Farley & Williams LLP

1133 Avenue of the Americas

New York, New York 10036

Tel (212) 922 2200

Fax (212) 922 1512

May 27, 2014

Seadrill Partners LLC

13th Floor, One America Square

17 Crosswall, London

EC3N 2LB, United Kingdom

Registration Statement on Form F-3ASR

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) for Seadrill Partners LLC, a Marshall Islands limited liability company (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (“Rules”), of a registration statement on Form F-3ASR (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the “Registration Statement”) for the registration of the sale from time to time of (i) common units to be issued by the Company (the “Common Units”), each representing limited liability company interests in the Company, (ii) other classes of units to be issued by the Company (the “Preferred Units”), each representing limited liability company interests, (iii) options, warrants and rights to purchase Common Units or other classes of units or any combination thereof (collectively, “Option Securities,” and (iv) debt securities (the “Debt Securities,” and collectively with the Common Units, Preferred Units and Option Securities, the “Securities”), which may be issued pursuant to a form of senior indenture or subordinated indenture, in substantially the forms filed as Exhibit 4.1 and Exhibit 4.2, respectively, to the Registration Statement (the “Indentures”), including debt securities convertible into or exchangeable for Common Units or Preferred Units. The Securities will be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

In rendering this opinion, we have examined originals or photocopies of all such documents, including (i) the Registration Statement and the Prospectus, (ii) the Indentures, (iii) the certificate of formation of the Company dated June 28, 2012 and the First Amended and Restated Operating Agreement of the Company dated October 24, 2012 (the “Organizational Documents”) and (iv) such other papers, documents and certificates of public officials and certificates of representatives of the Company as we have deemed necessary. In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion

Watson, Farley & Williams LLP is a Delaware limited liability partnership. Any reference to a ‘partner’ means a member of Watson, Farley & Williams LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.

Watson, Farley & Williams LLP or an affiliated undertaking has an office in each of the cities listed.

London • New York • Paris • Hamburg • Munich • Frankfurt • Rome • Milan • Madrid • Athens • Singapore • Bangkok • Hong Kong

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set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. We have also assumed the power, authority and legal right of all parties (other than the Company) to the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments), and all parties to the Indentures (other than the Company), to enter into and perform their respective obligations thereunder, and the due authorization, execution and delivery of the Indentures by all parties thereto. We have further assumed the validity and enforceability of all documents under all applicable laws other than Marshall Islands Law. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments) shall have become effective under the Securities Act, (ii) a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities offered thereby, (iii) the Securities shall be issued and sold in compliance with applicable U.S. federal, state and foreign laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) a definitive purchase agreement, underwriting agreement, warrant agreement, option agreement, rights agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the applicable registrants and the other parties thereto, (v) any Securities, including Securities issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, and will be validly issued, and the certificates, if any, evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company, and (vi) the definitive terms of any Security, other than Common Units, offered pursuant to the Registration Statement will have been established in accordance with resolutions of the Board of Directors of the Company, the Organizational Documents and applicable law.

With respect to the issuance and sale of any series of Preferred Units, we have further assumed that an appropriate certificate of designations or similar instrument setting forth the preferential, deferred, qualified or special rights, powers, privileges, conditions or duties with respect to such series of Preferred Units, or an amendment to the Organizational Documents, will have been duly adopted and fixed by the board of directors of the Company in a form to be described in a Prospectus Supplement, all in conformity with the requirements of the Organizational Documents.

With respect to the issuance and sale of any Option Securities, we have further assumed that the respective documents and agreements (“Option Documents”) relating to the creation, offering, issuance and sale of the Option Securities have been duly authorized, executed and delivered and are enforceable in accordance with their terms, that the Option Documents, as necessary, have been duly executed and countersigned in accordance with the applicable Option Documents and the Option Securities will be created, offered, issued and sold as contemplated in the Registration Statement, the applicable authorizing resolutions and the applicable Option Documents.

With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) the relevant Indenture will have been duly executed and delivered by the Company and the trustee named therein (the “Trustee”) substantially in the form examined by us and any applicable supplemental indenture will have been duly executed and delivered by the Company and the Trustee in accordance with the terms and conditions of the relevant Indenture regarding the creation, authentication and

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delivery of any supplemental indenture to the relevant Indenture and (ii) such Debt Securities when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the relevant Indenture with respect thereto.

This opinion is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

1.	The Company is validly existing under Marshall Islands Law.

2.	The Company has the limited liability company power to enter into the Indentures.

3.	When the terms of the issuance and sale thereof have been duly authorized and approved by the Company and when issued and delivered against payment therefor in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and Prospectus Supplement, the Common Units will be validly issued, fully paid and non-assessable.

4.	When the terms of the issuance and sale thereof have been duly authorized and approved by the Company and when issued and delivered against payment therefor in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and Prospectus Supplement, the Preferred Units will be validly issued, fully paid and non-assessable.

5.	When the terms of the issuance and sale thereof have been duly authorized and approved by the Company and when issued and delivered against payment therefor in accordance with the terms of the Option Documents, and, if applicable, the applicable purchase, underwriting or similar agreement, and the Registration Statement, Prospectus and Prospectus Supplement, and after the Company has received the consideration for the Option Securities provided for in the applicable Option Documents, if the Option Securities are convertible into Common Units or Preferred Units, then such resulting Common Units or Preferred Units will be (subject to compliance with the requirements set forth in Paragraphs 3 and 4 above), validly issued, fully paid and non-assessable.

6.	Upon the due execution and delivery of the relevant Indenture by the parties thereto substantially in the form examined by us, when (a) the specific terms of a particular Debt Security have been duly authorized by the Company and established in accordance with the relevant Indenture, and (b) such Debt Security has been duly executed, authenticated, issued for value and delivered in accordance with such Indenture, and if the Debt Securities are convertible into Common Units or Preferred Units, then such resulting Common Units or Preferred Units will be (subject to compliance with the requirements set forth in Paragraphs 3 and 4 above), validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement and to the references to our firm in the Prospectus. In giving this

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consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related Rules.

Very truly yours,

Watson, Farley & Williams LLP

/s/ Watson, Farley & Williams LLP